Exhibit F

Forms of Amendment to Rule 10b5-1 Plan

Amendment No. 1 to Rule 10b5-1 Sales Plan

This Amendment No. 1 (this “Amendment”), dated as of January 22, 2007, to the Rule 10b5-1 Sales Plan dated December 8, 2006 (the “Plan”) between RFE VI SBIC, L.P. (“Seller”) and Jefferies & Company, Inc. (“Broker”), acting as agent for Seller.

A.            The Plan was entered into between Seller and Broker for the purpose of establishing a trading plan with respect to the Common Stock of Sun Healthcare Group, Inc. (the “Issuer”) that complies with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

B.            Seller wishes to clarify the “Pro Rata Limit” under the Plan as a result of a recent transfer by DFW Capital Partners, L.P. which has resulted in a revised computation of the Pro Rata Limit for purposes of Seller’s agreements with the Issuer.

The parties hereto confirm and agree that, effective immediately, the term Pro Rata Limit in the Plan is hereby amended and restated to read in its entirety as follows:  “For all purposes of the Plan, the term “Pro Rata Limit” shall be defined as follows: “For purposes hereof, the “Pro Rata Limit” of Client shall be equal to a number of shares of Stock equal to (x) the number of Outstanding Shares multiplied by (y) Client’s Pro Rata Percentage.  For purposes hereof, “Client’s Pro Rata Percentage” shall be equal to 1.4763%.”

Except as amended hereby, the Plan shall remain in full force and effect in accordance with its terms.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York and may be modified or amended only by a writing signed by the parties hereto.

IN WITNESS WHEREOF, the undersigned have signed this Sales Plan as of the date first written above.

RFE VI SBIC, L.P.		JEFFERIES & COMPANY, INC.

By:	RFE Associates VI SBIC, L.L.C.,	By:	/s/ Charles C. Baber
its General Partner
By:	RFE Investment Partners VI, L.P.,	Print Name:	Charles C. Baber
its Sole Member
By:	RFE Associates VI, L.L.C., its	Title:	Managing Director
General Partner

By:	/s/ Michael J. Foster
Name: Michael Foster
Title: Managing Member

Amendment No. 1 to Rule 10b5-1 Sales Plan

This Amendment No. 1 (this “Amendment”), dated as of January 22, 2007, to the Rule 10b5-1 Sales Plan dated December 8, 2006 (the “Plan”) between RFE INVESTMENT PARTNERS V, L.P. (“Seller”) and Jefferies & Company, Inc. (“Broker”), acting as agent for Seller.

A.            The Plan was entered into between Seller and Broker for the purpose of establishing a trading plan with respect to the Common Stock of Sun Healthcare Group, Inc. (the “Issuer”) that complies with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

B.            Seller wishes to clarify the “Pro Rata Limit” under the Plan as a result of a recent transfer by DFW Capital Partners, L.P. which has resulted in a revised computation of the Pro Rata Limit for purposes of Seller’s agreements with the Issuer.

The parties hereto confirm and agree that, effective immediately, the term Pro Rata Limit in the Plan is hereby amended and restated to read in its entirety as follows:  “For all purposes of the Plan, the term “Pro Rata Limit” shall be defined as follows: “For purposes hereof, the “Pro Rata Limit” of Client shall be equal to a number of shares of Stock equal to (x) the number of Outstanding Shares multiplied by (y) Client’s Pro Rata Percentage.  For purposes hereof, “Client’s Pro Rata Percentage” shall be equal to 1.471%.”

Except as amended hereby, the Plan shall remain in full force and effect in accordance with its terms.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York and may be modified or amended only by a writing signed by the parties hereto.

IN WITNESS WHEREOF, the undersigned have signed this Sales Plan as of the date first written above.

RFE INVESTMENT PARTNERS V, L.P.		JEFFERIES & COMPANY, INC.

By:	/s/ Michael J. Foster	By:	/s/ Charles C. Baber
Name: Michael Foster
	Title: General Partner	Print Name:	Charles C. Baber

		Title:	Managing Director